UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 10, 2015
Date of Report (Date of earliest event reported)

AMERICA RESOURCES EXPLORATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-196409	98-1153516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2800 Post Oak Boulevard Suite 4100 Houston, TX		77056
(Address of principal executive offices)		(Zip Code)

(832) 390-2273
Registrant’s telephone number, including area code

1255 W. Rio Salado Parkway, Suite 215, Tempe, AZ  85281
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 10, 2015, America Resources Exploration Inc., a Nevada corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Zheng Xiangwu, a resident of Guang Dong Province, China, whereby the Company issued 4 million shares of its common stock in exchange for rights to certain oil and gas leases located in Frio and Atascosa Counties, Texas, consisting of a total of 714 total acres of land, two (2) working wells and a total of seven (7) wells (the “Leases”).

Mr. Zheng is the owner of Rise Fast Limited, a Hong Kong corporation (“Rise Fast”), which is the majority shareholder of the Company. Rise Fast owns 90,000,000 shares of the Company’s common stock. As a result of this transaction, Mr. Zheng controls a total of 94,000,000 shares, which represents 76.64% of the Company’s issued and outstanding shares.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 12, 2015, the Company completed the acquisition of the Leases pursuant to the Asset Purchase Agreement. As a result of the completion of this acquisition, 4 million shares of the Company’s common stock were issued to Mr. Zheng Xiangwu, which owns the Company’s largest shareholder, Rise Fast Limited. The number of shares issued to Mr. Zheng was determined by valuing the Leases at $160,000 and valuing the Company’s stock at $0.04 per share.

The completion of this acquisition results in the Company cease being a “shell company” as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Due to the fact that prior to the acquisition the Company was regarded as a shell company, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.

FORM 10 INFORMATION

Item 1. Business.

(a) General Business.

America Resources Exploration Inc. (the “Company”) has elected to enter into the oil and gas industry. Our primary objective is to enter the oil and gas industry by acquiring active oil and gas fields. This first step will allow us to enter the market in the U.S. and create immediate cash flow from producing wells. The Company intends to take advantage of currently depressed energy prices by taking over fields from companies that are unable to service their excessive debt due to falling oil prices.

In order to assist the Company’s entry into the oil and gas industry, the Company has added to two (2) members to its Board of Directors that provide, collectively, over sixty (60) years of experience in the exploration, development and production of oil and gas properties.

Mr. Joe M. Seabourn has over 30 years of experience working refinery up-grade design flow process and feasibility studies for Nigeria, Ecuador, Mongolia and Republic of Congo. He is currently using his strategic alliances to establish working joint ventures and partnerships in Congo, Central Africa.

Mr. Robert Wiener is our lead geologist and has over 30 years of experience in the industry. He worked on finding some of the most important fields in the world. While working for Conoco Egypt he generated prospects in the Gulf of Suez. Two (2) wells were subsequently drilled successfully. One of his other large finds is also while working for Conoco, Norway. He was deeply involved in interpreting seismic data in the Northern North Sea and Moere Basin. He also developed exploration projects in Russia, West Africa, Vietnam and countless other countries with huge oil potential. We believe that with Mr. Wiener as our lead geologist we will be able to maximize our return on investment and get the most out of our Leases.

Additional information regarding Mr. Seabourn’s and Mr. Wiener’s business experience is provided below under Item 5. Directors and Executive Officers.

CURRENT INVESTMENTS

The Company recently acquired three (3) producing leases covering 714 acres situated in Atascosa and Frio Counties, Texas, located in the Eagle Ford Shale formation - the Jane Burns “C” (“Burns”), the Theo Rogers “C”, and the Theo Rogers “A” & “D” (“Rogers”) Leases. The Company acquired a 99.5% working interest (74.625% net revenue interest) in each lease.  We estimate the Burns and Rogers Leases contain 68,272 net barrels of proved oil reserves having a PV-10 value of approximately $1,007,000 as of April 1, 2015.

The Burns and Rogers Leases provide exploration and production opportunities in the Kyote Field pay zone, very near the Eagle Ford Shale play with access to available rig crews and other vendor-servicers, due to their close proximity to San Antonio, Texas.

The Rogers Lease currently has one (1) operating well, which provides between two to three (2-3) barrels of oil per day (“BOPD”). The Burns Lease also currently has one (1) operating well, which provides one to two (1-2) BOPD. The Company’s management and industry professionals believe that the Company can double or triple existing production on the Burns and Rogers Leases by bringing online 5 available, inactive wells on the Leases and potentially increase total production 2-3 BOPD per well.

The Rogers and Burns Leases hold collectively seven (7) oil wells, which do produce saltwater that must be disposed of. Currently, there are available off-lease options to disposes of the saltwater but the Company will consider enhancing future operations by utilizing an injection well or wells on this property for disposal of saltwater.

The following table shows, as of April 1, 2015, our producing wells, developed acreage, and undeveloped acreage, excluding service (injection and disposal) wells:

	Productive Wells		Developed Acreage		Undeveloped Acreage(1)
State	Gross	Net	Gross	Net	Gross	Net

Texas	2	1.9	190	189.0	305	303.5

(1)  Undeveloped acreage includes leasehold interests on which wells have not been drilled or completed to the point that would permit the production of commercial quantities of natural gas and oil regardless of whether the leasehold interest is classified as containing proved undeveloped reserves.

The following table shows, as of April 1, 2015, the status of our gross acreage:

State	Held by Production	Not Held by Production

Texas	495	—

Acres that are Held by Production remain in force so long as oil or gas is produced from one or more wells on the particular lease. Leased acres that are not Held by Production require annual rental payments to maintain the lease until the first to occur of the following: the expiration of the lease or the time oil or gas is produced from one or more wells drilled on the leased acreage. At the time oil or gas is produced from wells drilled on the leased acreage, the lease is considered to be Held by Production.

Proved Reserves

Proved reserves on these leases have been demonstrated consistently for the past several decades as the wells were initially drilled and completed by Texaco, and are still producing commercial quantities of oil.  Below are estimates of our net proved reserves as of April 1, 2015, net to our interest. All of our proved reserves are located in Texas.

Estimates of volumes of proved reserves at April 1, 2015, are presented in barrels (Bbls) for oil and, for natural gas, in millions of cubic feet (Mcf) at the official temperature and pressure bases of the areas in which the gas reserves are located.

	Oil (Bbls)	Gas (Mcf)
Proved Developed:
Producing	4,536	—
Non-Producing	8,546	—
Proved Undeveloped	55,190	—

	68,272	—

"Bbl" refers to one stock tank barrel, or 42 U.S. gallons liquid volume, in reference to crude oil or other liquid hydrocarbons. "Mcf" refers to one thousand cubic feet. A BOE (i.e., barrel of oil equivalent) combines Bbls of oil and Mcf of gas by converting each six Mcf of gas to one Bbl of oil.

Below are estimates of our present value of estimated future net revenues from our proved reserves based upon the standardized measure of discounted future net cash flows relating to proved oil and gas reserves in accordance with the provisions of Accounting Standards Codification Topic 932, Extractive Activities — Oil and Gas. The standardized measure of discounted future net cash flows is determined by using estimated quantities of proved reserves and the periods in which they are expected to be developed and produced based on period-end economic conditions. The estimated future production is based upon benchmark prices that reflect the unweighted arithmetic average of the first-day-of-the-month price for oil and gas during the twelve months period ended April 1, 2015.  The resulting estimated future cash inflows are then reduced by estimated future costs to develop and produce reserves based on period-end cost levels. No deduction has been made for depletion, depreciation or for indirect costs, such as general corporate overhead. Present values were computed by discounting future net revenues by 10% per year.

Future gross revenue	$5,043,929
Deductions (including estimated taxes)	(3,580,148)

Future net cash flow	$1,463,781

Discounted future net cash flow	$1,006,861

Lee Keeling and Associates, Inc. (Lee Keeling) prepared the estimates of our proved reserves, future production and income attributable to our leasehold interests as of April 1, 2015.  Lee Keeling is an independent petroleum engineering firm that provides petroleum consulting services to the oil and gas industry. The estimates of drilled reserves, future production and income attributable to certain leasehold and royalty interests are based on technical analysis conducted by engineers employed at Lee Keeling.

Mr. Phillip W. Grice was the technical person primarily responsible for overseeing the preparation of the reserve report. Mr. Grice earned a Bachelor's Degree in Petroleum Engineering from the University of Tulsa and has more than 33 years of practical experience in the estimation and evaluation of petroleum reserves. Mr. Grice is a licensed Professional Engineer in the State of Texas.  We do not have a reserve committee and we do not have any specific internal controls regarding the estimates of our reserves.

Our proved reserves include only those amounts which we reasonably expect to recover in the future from known oil and gas reservoirs under existing economic and operating conditions, at current prices and costs, under existing regulatory practices and with existing technology. Accordingly, any changes in prices, operating and development costs, regulations, technology or other factors could significantly increase or decrease estimates of proved reserves.

Proved reserves were estimated by performance methods, the volumetric method, analogy, or a combination of methods utilizing present economic conditions and limited to those proved reserves economically recoverable. The performance methods include, decline curve analysis that utilize extrapolations of historical production and pressure data available through April 1, 2015, in those cases where such data were considered to be definitive.

Forecasts for future production rates are based on historical performance from wells currently on production in the region with an economic cut-off for production based upon the projected net revenue being equal to the projected operating expenses. No further reserves or valuation were given to any wells beyond their economic cut-off. Where no production decline trends have been established due to the limited historical production records from wells on the properties, surrounding wells historical production records were used and extrapolated to wells of the property. Where applicable, the actual calculated present decline rate of any well was used to determine future production volumes to be economically recovered. The calculated present rate of decline was then used to determine the present economic life of the production from the reservoir.

For wells currently on production, forecasts of future production rates were based on historical performance data. If no production decline trend has been established, future production rates were held constant, or adjusted for the effects of curtailment where appropriate, until a decline in ability to produce was anticipated. An estimated rate of decline was then applied to economic depletion of the reserves. If a decline trend has been established, this trend was used as the basis for estimating future production rates.

Proved developed non-producing and undeveloped reserves were estimated primarily by the performance and historical extrapolation methods. Test data and other related information were used to estimate the anticipated initial production rates from those wells or locations that are not currently producing. For reserves not yet on production, sales were estimated to commence at a date we determined to be reasonable.

In general, the volume of production from our oil and gas properties declines as reserves are depleted. Except to the extent we acquire additional properties containing proved reserves or conduct successful exploration and development activities, or both, our proved reserves will decline as reserves are produced. Accordingly, volumes generated from our future activities are highly dependent upon the level of success in acquiring or finding additional reserves and the costs incurred in doing so.

Future Operations
Management is considering plans to reactive the inactive wells through a rework program on the Leases. Additional rights may be leased out from mineral owner to deeper zones near 5,000 feet and below. However, such plans are subject to raising financing of $500,000 to pay for such rework plans and an analysis of potential income based on projected oil prices in the future.

During the last thirty-six (36) months, the wells located on the Leases have undergone some reworking, which includes the following:

-	Electrical infrastructure overhaul by installation of 1,200 feet of underground cable to the wells to connect electricity.
-	Replace belts on pumping unit/motor.
-	Firewall improvements and earth work cleanup.
-	Rebuilt down hole pump.
-	Installed 5 HP motor to bring well online.

Burns 6C:

-	Propane tanks & motor installed.

Rogers 9D:

-	Hauled off dirt and rebuilt firewalls.
-	Brought electricity to well site-electrical infrastructure improvements.
-	Pulled rods, tubing, & installed pump.
-	Acidization with chemicals down hole to stimulate production.
-	Tank battery overhauled and cleaned up. Old tanks removed. New tank installed.
-	Repaired old flow lines.
-	Pressure tested tubing down hole.
-	Repaired pumping unit, rebuilt insert pump.
-	Rebuilt down hole pump, replaced tubing Ts and stuffing box.

Rogers 3A, 7A, & 8A:

-	Performed RRC required H-15s to keep inactive wells in compliance.

Lease Data

Burns Lease

Acreage: 160

Working Interest: 99.5%; Net Revenue Interest: 74.625%

1 active well with 1-2 BOPD.

Depth of wells is from 3,550 to 3,639 ft.

Field: Kyote; Zone: Olmos “D” Reservoir.

Inventory: 2 pumping units, 2 oil tanks, 1 separator, 2 wells w/tubing & rods downhole, 2 downhole pumps in wells, 3 packers in wells; 2 wells w/electrical connection; 2 propane motors; 1 propane tank; 1 unused well head.

Rogers Lease

Acreage: 355

Working Interest: 99.5%; Net Revenue Interest: 74.625%

Has 1 active well doing 2-3 BOPD

Depth of wells is from 3,518 to 3,590 ft.

Field: Kyote; Zone: Olmos “D” Reservoir.

Inventory: 1 pumping unit, 1 oil tank (400 bbls), 1 well w/tubing & rods downhole, 1 downhole pump in well, 1 well w/electrical connection

Future Expansion

The Company is actively seeking to acquire producing and non-producing leases that will allow us to explore and drill in high-profile pay zones.

We intend to raise capital at a low cost from private placements so that we may acquire numerous additional leases, and to commence drilling, and taking advantage of the inevitable uptick in oil prices to come.

In the current climate, the Company believes that there are a very large number of oil & gas leases under distress due to the depressed gas prices and that we can strategically position the Company to acquire as many of these leases as possible at a discount to market value, hence creating shareholder value.

On the Burns and Rogers Leases, we intend to rework all current wells in order to increase production three to four fold. We are planning an exploration strategy to drill new wells on the current Leases, as well as acquire deeper rights in order to drill some of the wells at great depths. We expect that reservoirs at those depths could yield a very high daily output of oil.

Historic Production

Taking into consideration the current low prices of oil, we believe that we have a viable strategy as our company is currently debt-free and already owns rights to substantial revenue generating leases and assets. We are confident in our team of geologists and engineers to identify the appropriate distressed leases for further acquisitions and believe, if we can raise sufficient capital from the sale of equity, that we will be able to substantially increase current production from existing wells on all our acquisitions.

Item 1A. Risk Factors

Risks Related to Our Oil and Gas Operations

If our exploration and development programs prove unsuccessful, we may not be able to continue operations.

An investment in our company should be considered highly speculative due to the nature of our involvement in the exploration, development and production of oil and natural gas.  Oil and gas exploration involves a high degree of risk, which even a combination of experience, knowledge and careful evaluation may not be able to overcome.  Exploratory drilling is subject to numerous risks, including the risk that no commercially productive oil and natural gas reservoirs will be encountered.  The cost to drill, complete and operate wells is often uncertain, and drilling operations may be curtailed, delayed or cancelled as a result of a variety of factors including unexpected drilling conditions, abnormal pressures, equipment failures, premature declines of reservoirs, blow-outs, sour gas releases, fires, spills or other accidents, as well as weather conditions, compliance with governmental requirements, delays in receiving governmental approvals or permits, unexpected environmental issues and shortages or delays in the delivery of equipment.  Our inability to drill wells that produce commercial quantities of oil and natural gas would have a material adverse effect on our business, financial condition and results of operations.

Future oil and gas acquisitions or exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after exploration, drilling, operating and other costs.  Completion of wells does not ensure a profit on the investment or recovery of exploration, drilling, completion and operating costs.  Drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect production.  Adverse conditions include delays in obtaining governmental approvals or consents, shut-ins of connected wells resulting from extreme weather conditions, insufficient storage or transportation capacity or other geological and mechanical conditions.

Fluctuations in commodity prices could have a material impact on our revenues, which would affect our profitability.

Commodity price risk related to conventional crude oil prices could become our most significant market risk exposure if we achieve oil and natural gas production.  Crude oil prices are influenced by such worldwide factors as the Organization of the Petroleum Exporting Countries actions, political events and supply and demand fundamentals.  At this time, we cannot accurately predict these fluctuations because we do not know when we will commence generating revenues from our oil and gas operations.  Furthermore, we cannot estimate, at this time, the impact of commodity price fluctuations until we can predict the level of revenues.

Application, interpretation and enforcement of government tax and other legislation is inconsistent making it difficult for us to ensure that we are compliant which could lead to penalties.

The tax environment in the United States is subject to change, inconsistent application, interpretation and enforcement.  Non-compliance with US laws and regulations can lead to the imposition of penalties and interest.  We intend to make every effort to conform to these laws and regulations. However, our interpretations and those of our advisors may not be the same as those of government officials, which could lead to penalties and interest.

We face competition which could adversely affect our ability to significantly penetrate the oil and gas market in the U.S., which may make it difficult to attain profitability.

The oil and gas market in the U.S. is highly competitive. Most of the competitors  are major international energy industry operators.  These competitors have various advantages over us, including:

-
Substantially greater financial resources, which gives them greater access to the types of distressed properties that we are targeting and flexibility when developing their exploration and drilling programs;

-	greater recognition in the industry, which influences a potential partners’ decision to participate in programs;
-	larger operations, which provides economies of scale and operating efficiencies not available to us;
-	longer operating histories; and
-	more established relationships with strategic partners.

We may be unable to successfully compete with these established competitors, which may adversely affect our ability to acquire additional properties and thus impact our ability to generate revenue.

Compliance, interpretation and enforcement with evolving environmental laws and regulations may impact our expenses in a negative manner, which would directly impact our profit margins.

Extensive national, regional and local environmental laws and regulations in the U.S. will affect our operations.  These laws and regulations set various standards regulating certain aspects of health and environmental quality which provide for user fees, penalties and other liabilities for the violation of these standards and establish, in some circumstances, obligations to remediate current and former facilities and off-site locations. We believe we are currently in compliance with all existing environmental laws and regulations.  However, as new environmental laws and legislation are enacted and the old laws are repealed, interpretation, application and enforcement of the laws may become inconsistent.  Compliance in the future could require significant expenditures, which would directly impact our profit margins.

Drilling, exploring for and producing oil is a high risk activity with many uncertainties that could adversely affect our business, financial condition and results of operations.

Our future financial condition and results of operations will depend on the success of our drilling, exploration and production activities. These activities are subject to numerous risks beyond our control, including the risk that drilling will not result in economic oil production or increases in reserves. Many factors may curtail, delay or cancel our scheduled development projects, including:

•	decline in oil prices;
•	compliance with governmental regulations, which may include limitations on hydraulic fracturing, access to water or the discharge of greenhouse gases;
•	inadequate capital resources;
•	inability to attract and retain qualified personnel;
•	unavailability or high cost of drilling and completion equipment, services or materials;
•	unexpected drilling conditions, pressure or irregularities in formations, equipment failures or accidents;
•	adverse weather conditions;
•	surface access restrictions;
•	mechanical difficulties.

Oil prices are volatile, and a decline in oil  prices could significantly affect our business, financial condition and results of operations and our ability to meet our capital expenditure requirements and financial commitments.

Our revenues, profitability and cash flow will depend substantially upon the prices and demand for oil. The markets for this commodity are volatile, and even relatively modest drops in prices can affect significantly our financial results and impede our growth. Prices for oil fluctuate widely in response to relatively minor changes in the supply and demand for these commodities, market uncertainty and a variety of additional factors beyond our control, such as:

•	domestic and foreign supply of oil;
•	domestic and foreign consumer demand for oil;
•	overall United States and global economic conditions;
•	price and availability of alternative fuels;
•	governmental regulations;
•	technological advances affecting oil consumption.

Further, oil prices continue to be volatile. Advanced drilling and completion technologies, such as horizontal drilling and hydraulic fracturing, have resulted in increased investment by oil and gas producers in developing U.S. shale gas and, more recently, tight oil projects. The results of higher investment in the exploration for and production of oil and gas and other factors, such as global economic and financial conditions discussed below, may cause the price of oil to fall. Lower oil prices may not only cause our revenues to decrease but also may reduce the amount of oil that we can produce economically. Substantial decreases in oil prices would render uneconomic some or all of our drilling locations. This may result in our having to impair our estimated proved reserves and could have a material adverse effect on our business, financial condition and results of operations. Further, if oil prices significantly decline for an extended period of time, we may, among other things, be unable to have any borrowing capacity, repay future debt or obtain additional capital on attractive terms, all of which can affect the value of our common stock.

Future economic conditions in the U.S. and international markets could materially and adversely affect our business, financial condition and results of operations.

The U.S. and other world economies continue to experience the after-effects of a global recession and credit market crisis. More volatility may occur before a sustainable growth rate is achieved either domestically or globally. Even if such growth rate is achieved, such a rate may be lower than the U.S. and international economies have experienced in the past. Global economic growth drives demand for energy from all sources, including fossil fuels. A lower, future economic growth rate will result in decreased demand for our oil production and lower commodity prices, and consequently reduce our revenues, cash flows from operations and our profitability.

We are subject to complex governmental laws and regulations that may adversely affect the cost, manner and feasibility of doing business.

Our oil drilling, production and gathering operations are subject to complex and stringent laws and regulations. To operate in compliance with these laws and regulations, we must obtain and maintain numerous permits and approvals from various federal, state and local governmental authorities. We may incur substantial costs to comply with these existing laws and regulations. In addition, our costs of compliance may increase if existing laws and regulations are revised or reinterpreted, or if new laws and regulations apply to our operations. Such costs could have a material adverse effect on our business, financial condition and results of operations. Failure to comply with laws and regulations applicable to our operations, including any evolving interpretation and enforcement by government authorities, could have a material adverse effect on our business, financial condition and results of operations.

Environmental laws and regulations may expose us to significant costs and liabilities.

There is inherent risk of incurring significant environmental costs and liabilities in our oil operations due to the handling of petroleum hydrocarbons and generated wastes, the occurrence of air emissions and water discharges from work-related activities and the legacy of pollution from historical industry operations and waste disposal practices. We may incur joint and several or strict liability under these environmental laws and regulations in connection with spills, leaks or releases of petroleum hydrocarbons and wastes on, under or from our properties and facilities, some of which have been used for exploration, production or development activities for many years and by third parties not under our control. In particular, the number of private, civil lawsuits involving hydraulic fracturing has risen in recent years. Since late 2009, multiple private lawsuits alleging ground water contamination have been filed in the U.S. against oil and gas companies, primarily by landowners who leased oil and gas rights to defendants, or by landowners who live close to areas where hydraulic fracturing has taken place. In addition, changes in environmental laws and regulations occur frequently, and any such changes that result in more stringent and costly waste handling, storage, transport, disposal or remediation requirements could have a material adverse effect on our business, financial condition and results of operations. We may not be able to recover some or any of these costs from insurance.

Our business requires significant capital expenditures and we may not be able to obtain needed capital or financing on satisfactory terms or at all.

Our exploration, development and acquisition activities require substantial capital expenditures. We intend to fund our capital expenditures through a combination of private or public equity financings. We may not be able to obtain equity financing on favorable terms or at all. The failure to obtain financing could cause us to scale back our exploration and development operations, which in turn could lead to a decline in our oil production and reserves, and in some areas a loss of properties.

Currently, all of our properties are located in two (2) counties in the State of Texax, making us vulnerable to risks associated with having our production concentrated in a small area.

All of our estimated proved reserves are concentrated in two (2) counties in Texas: Atascosa and Frio Counties. As a result of this concentration, we are disproportionately exposed to the natural decline of production from these fields as well as the impact of delays or interruptions of production from these wells, which could be caused by significant governmental regulation, transportation capacity constraints, curtailments of production, service delays, natural disasters or other events that impact this area.

Market conditions or transportation and infrastructure impediments may hinder our access to oil markets or delay our production or sales.

Market conditions or the unavailability of satisfactory oil processing and transportation services and infrastructure may hinder our access to oil markets or delay our production or sales. The availability of a ready market for our oil production depends on a number of factors, including market demand and the proximity of our reserves to pipelines or trucking and rail terminal facilities. In addition, the amount of oil that can be produced and sold is subject to curtailment in certain circumstances, such as pipeline interruptions due to maintenance, physical damage to the gathering or transportation system or lack of contracted capacity on such systems. The curtailments arising from these and similar circumstances may last from a few days to several months, and in many cases, we are provided with limited, if any, notice as to when these circumstances will arise and their duration. As a result, we may not be able to sell, or may have to transport by more expensive means, the oil that we produce, or we may be required to shut in oil wells or delay initial production until the necessary gathering and transportation systems are available. Any significant curtailment in gathering system, transportation, pipeline capacity or significant delay in construction of necessary gathering and transportation facilities, could adversely affect our business, financial condition and results of operations.

The unavailability or high cost of drilling rigs, equipment, materials, personnel and oilfield services could adversely affect our ability to execute our drilling and development plans on a timely basis and within our budget.

Our industry is cyclical and, from time to time, there is a shortage of drilling rigs, equipment, supplies or qualified personnel. During these periods, the costs and delivery times of equipment, oilfield services and supplies are substantially greater. In addition, the demand for, and wage rates of, qualified drilling and completion crews rise as the number of active rigs in service increases. Increasing levels of exploration and production will increase the demand for oilfield services, and the costs of these services may increase, while the quality of these services may suffer. If the availability of equipment, crews, materials and services in Atascosa and/or Frio County is particularly severe, our business, results of operations and financial condition could be materially and adversely affected because our properties are located solely in those counties.

Competition in the oil and gas industry is intense, and most of our competitors have resources that are greater than ours.

We operate in a highly competitive environment for acquiring prospects and productive properties, marketing oil and securing equipment and skilled personnel. Most of our competitors are major and large independent oil and gas companies that have financial, technical and personnel resources substantially greater than ours. Those companies may be able to develop and acquire more prospects and productive properties than our financial or personnel resources permit. Our ability to develop and operate our current project, acquire additional prospects and discover reserves in the future will depend on our ability to hire and retain qualified personnel, evaluate and select suitable properties and consummate transactions and in a highly competitive environment. Also, there is substantial competition for capital available for investment in the oil and gas industry. Larger competitors may be better able to withstand sustained periods of unsuccessful drilling and absorb the burden of changes in laws and regulations more easily than we can, which would adversely affect our competitive position. We may not be able to compete successfully in the future in attracting and retaining qualified personnel, acquiring prospective reserves, developing reserves, marketing oil and raising additional capital.

Unless we replace our oil reserves, our reserves and production will decline.

Our future oil production depends on our success in finding or acquiring additional reserves. If we fail to replace reserves through reworking, drilling or acquisitions, our production, revenues and cash flows will be adversely affected. In general, production from oil and gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Our total proved reserves will decline as reserves are produced, unless we conduct other successful exploration and development activities or acquire properties containing proved reserves, or both. Our ability to make the necessary capital investment to maintain or expand our asset base of oil and gas reserves would be limited to the extent cash flow from operations is reduced and external sources of capital become limited or unavailable. We may not be successful in exploring for, developing or acquiring additional reserves.

Our actual production, revenues and expenditures related to our reserves are likely to differ from our estimates of our proved reserves. We may experience production that is less than estimated and drilling costs that are greater than estimated in our reserve reports. These differences may be material.

The proved oil reserves data included in this report and the Lee Keeling and Associates Report are estimates. Petroleum engineering is a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, including:

•	historical production from the area compared with production from other similar producing areas;
•	the assumed effects of regulations by governmental agencies;
•	assumptions concerning future oil prices; and
•	assumptions concerning future operating costs, severance and excise taxes, development costs and workover and remedial costs.

Because all reserves estimates are to some degree subjective, each of the following items may differ materially from those assumed in estimating proved reserves:

•	the quantities of oil that is ultimately recovered;
•	the production and operating costs incurred;
•	the amount and timing of future development expenditures; and
•	future oil prices.

As of April 1, 2015, 82% of our proved reserves were proved undeveloped. Estimates of proved undeveloped reserves are even less reliable than estimates of proved developed reserves. Furthermore, different reserve engineers may make different estimates of reserves and future net revenues based on the same available data. Our actual production, revenues and expenditures with respect to reserves will likely be different from estimates and the differences may be material.

The PV-10 included in this report should not be considered as the current market value of the estimated oil and gas reserves attributable to our properties.

The non-GAAP financial measure, PV-10, in this report is based on an estimated $73.88/Bbl for oil. This pricing was based upon benchmark prices that reflect the unweighted arithmetic average of the first-day-of-the-month price for oil and gas during the twelve (12) month period ended April 1, 2015, as required under SEC rules and regulations. Actual future net revenues will be affected by factors such as the amount and timing of actual production, prevailing operating and development costs, supply and demand for oil and gas, increases or decreases in consumption and changes in governmental regulations or taxation.

Operating hazards or other interruptions of our operations could result in potential liabilities, for which we do not have insurance.

The oil and gas business involves certain operating hazards such as well blowouts, cratering, explosions, uncontrollable flows of gas, oil or well fluids, fires, surface and subsurface pollution and contamination, and releases of toxic gas. The occurrence of one of the above may result in injury, loss of life, suspension of operations, environmental damage and remediation and/or governmental investigations and penalties.  We do not currently have insurance and if we do acquire insurance at the commencement of operations, then consistent with insurance coverage generally available to the industry, we expect that our insurance policies will provide limited coverage for losses or liabilities relating to pollution, with broader coverage for sudden and accidental occurrences. Our insurance, when acquired, might be inadequate to cover our liabilities. The insurance market in general and the energy insurance market in particular have been difficult markets over the past several years. Insurance costs are expected to continue to increase over the next few years, and we may decrease coverage and retain more risk to mitigate future cost increases. If we incur substantial liability and the damages are not covered by insurance or are in excess of policy limits, or if we incur liability at a time when we are not able to obtain liability insurance, then our business, results of operations and financial condition could be materially adversely affected.

Our results are subject to quarterly and seasonal fluctuations.

Our quarterly operating results may fluctuate and could be negatively impacted in the future as a result of a number of factors, including seasonal variations in oil  prices, variations in levels of production, if an when production commences,  and the completion of development projects.

Risks Relating to an Investment in our Securities

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. If we cannot assess our internal control over financial reporting as effective, investor confidence and share value may be negatively impacted.

In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the eXtensible Business Reporting Language, or XBRL. We currently have to comply with these rules. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of its development. We have not generated any revenues nor have we realized a profit from our -operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term.   Any profitability in the future from our business will be dependent upon our ability to market the products developed under our licensing agreement and to source other acquisitions in the industry we have chosen either additional technologies or exploration projects. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

We may, in the future, issue additional common shares that would reduce investors’ percent of ownership and may dilute our share value.

The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing stockholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the common shares held by our investors, and might have an adverse effect on any trading market for our common shares.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules thereby potentially limiting the liquidity of our shares.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share.  Our shares are quoted on the OTC/BB, however none of our shares have ever traded.  NASD broker-dealers who act as market makers for our shares generally facilitate purchases and sales of our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Our common stock may experience extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Our common stock may be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to): (i) the trading volume of our shares; (ii) the number of securities analysts, market-makers and brokers following our common stock; (iii) changes in, or failure to achieve, financial estimates by securities analysts; (iv) actual or anticipated variations in quarterly operating results; (v) conditions or trends in our business industries; (vi) announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; (vii) additions or departures of key personnel; (viii) sales of our common stock; and (ix) general stock market price and volume fluctuations of publicly-trading and particularly, microcap companies.

Investors may have difficulty reselling shares of our common stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our common stock is thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our common stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such shareholder litigation currently pending or threatened against the Company, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTC-BB and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to manipulation by market-makers, short-sellers and option traders.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, or convertible debt instruments, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

Item 2. Financial Information

The Company is regarded as a “smaller reporting company”, as such term is defined in Item 10(f) of Regulation S-K promulgated by the Securities and Exchange Commission under the Securities Act of 1933, and as such it is not required to provide the information otherwise required under this item.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. These include statements about our expectations, beliefs, intentions or strategies for the future, which we indicate by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “we believe,” “management believes” and similar language. Except for the historical information contained herein, the matters discussed in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this current report on Form 8-K are forward-looking statements that involve risks and uncertainties. The factors listed in the section captioned “Risk Factors,” as well as any cautionary language in this current report on Form 8-K, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those projected. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events after the date of this current report on Form 8-K.

Overview

We intend for this discussion to provide information that will assist in understanding our financial statements, the changes in certain key items in those financial statements, and the primary factors that accounted for those changes, as well as how certain accounting principles affect our financial statements.

Corporate History

America Resources Exploration Inc. (the "Company") was incorporated on January 24, 2014, under the laws of the State of Nevada to engage in any lawful corporate undertaking, with the specific intended business activity of operating photo booth rentals. The Company was incorporated under the name “Alazzio Entertainment Corp.” and changed its name to America Resources Exploration Inc. on April 29, 2015.

In addition to a change in control of its management and shareholders, the Company's operations to date have been limited to attempting to implement its business plan, issuing shares and filing a registration statement on Form S-1 pursuant to the Securities Act of 1934.

On June 10, 2015, America Resources Exploration Inc., a Nevada corporation, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Zheng Xiangwu, a resident of Guang Dong Province, China, whereby the Company issued 4 million shares of its common stock in exchange for rights to certain oil and gas leases located in Frio and Atascosa Counties, Texas, consisting of a total of 714 total acres of land, two (2) working wells and a total of seven (7) wells (the “Leases”).

Mr. Zheng is the owner of Rise Fast Limited, a Hong Kong corporation (“Rise Fast”), which is the majority shareholder of the Company. Rise Fast owns 90,000,000 shares of the Company’s common stock. As a result of this transaction, Mr. Zheng controls a total of 94,000,000 shares, which represents 76.64% of the Company’s issued and outstanding shares.

The transaction has been now been completed and accounted for a business combination as the Company is under control of Mr. Zheng.

The three (3) producing leases acquired by the Company are situated in Atascosa and Frio Counties, Texas, located in the Eagle Ford Shale formation - the Jane Burns “C” (“Burns”), the Theo Rogers “C”, and the Theo Rogers “A” & “D” (“Rogers”) Leases. The Company acquired a 99.5% working interest (74.625% net revenue interest) in each lease.  We estimate the Burns and Rogers Leases contain 68,272 net barrels of proved oil reserves having a PV-10 value of approximately $1,007,000 as of April 1, 2015.

Business Overview

The Burns and Rogers Leases provide exploration and production opportunities in the Kyote Field pay zone, very near the Eagle Ford Shale play with access to available rig crews and other vendor-servicers, due to their close proximity to San Antonio, Texas.

The Rogers Lease currently has one (1) operating well, which provides between two to three (2-3) barrels of oil per day (“BOPD”). The Burns Lease also currently has one (1) operating well, which provides one to two (1-2) BOPD. The Company’s management and industry professionals believe that the Company can double or triple existing production on the Burns and Rogers Leases by bringing online 5 available, inactive wells on the Leases and potentially increase total production 2-3 BOPD per well.

The Rogers and Burns Leases hold collectively seven (7) oil wells which have a long history of producing a favorable oil to water ratio, such that an injection well is not needed for disposal of saltwater.

Periods Ended March 31, 2015 and 2014

The following discussion and analysis should be read in conjunction with the audited Statements of Revenues and Direct Operating Expenses of the Leases, for the periods from April 1, 2013 to March 31, 2014 and from April 1, 2014 to March 31, 2015 and accompanying notes that appear in Exhibit 99.1 in this current report.

Results of Operations for the Periods Ended March 31, 2015 and 2014

The Leases generated revenue from oil and gas sales in the amount of $31,878 for the twelve (12) month period ended March 31, 2015, compared to $64,074 for the same period from the previous year. The direct operating expenses decreased to $19,448 during the period ended March 31, 2015, from $33,548 for the same period from the previous year.  The decrease in operating expenses was due to a decrease in lease operating expenses to $18,019 for the twelve (12) month period ended March 31, 2015, from $31,033 for the same period from the previous year and a decrease in production taxes to $1,429 for the period ended March 31, 2015, from $2,515 for the same period from the previous year. Net revenue for the periods ended March 31, 2015 and 2014 was $12,430 and $30,526, respectively.

Plan of Operation

Management is considering plans to reactive the inactive wells through a rework program on the Leases. Additional rights may be leased out from mineral owner to deeper zones near 5,000 feet and below. However, such plans are subject to raising financing of $500,000 to pay for such rework plans and an analysis of potential income based on projected oil prices in the future.

The Company is actively seeking to acquire producing and non-producing leases that will allow us to explore and drill in high-profile pay zones.

We intend to raise capital at a low cost from private placements so that we may acquire numerous additional leases, and to commence drilling, and taking advantage of the inevitable uptick in oil prices to come.

In the current climate, the Company believes that there are a very large number of oil & gas leases under distress due to the depressed gas prices and that we can strategically position the Company to acquire as many of these leases as possible at a discount to market value, hence creating shareholder value.

On the Burns and Rogers Leases, we intend to rework all current wells in order to increase production three to four fold. We are planning an exploration strategy to drill new wells on the current Leases, as well as acquire deeper rights in order to drill some of the wells at great depths. We expect that reservoirs at those depths could yield a very high daily output of oil.

Off-Balance Sheet Arrangements

As of March 31, 2015, the Company had no off-balance sheet arrangements.

Critical Accounting Policies

We believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating this “Management’s Discussion and Analysis of Financial Condition and Results of Operation.”

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant accounting estimates and assumptions affecting the financial statements were the inventory costs and the assumptions used to determine the discounted cash flows used to determine if an impairment of its property, plant and equipment were necessary. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly reviews its estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such reviews, and if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Item 3. Properties

TRACT 1: Roger f Theo "A" and "D" Lease 355 acres of land, more or less, being all of the Leopold Menetrier Survey No 1347, A-510 and A-583, Frio and Atascosa Counties, Texas, more commonly referred to as the Rogers "A" Lease, Wells #3, #7, and #8, and the Rogers "D" Lease, Well #9, as to and only as to those rights from the surface down to 100 feet below the base of the Olmos-D-Reservoir as encountered at the subsurface depth of 3,566 feet in The Texaco Jane Burns "B" Well No. 28; Subject to Oil, Gas and Mineral Lease, dated November 2, 1946, from K. T. Tidwell and wife Olga Tidwell, and Theo Rogers and wife Veta Rogers to Shell Oil Co„ recorded in Volume 184, Page 358, Deed Records of Atascosa County, Texas, as amended by instrument dated July 27, 1951, recorded in Volume 208, Page 511 of the Deed Records of Atascosa County, Texas.

Rogers, Theo “C”: 219 acres of land, more or less, being all of the Irene L. Menetrier Survey No. 1346, A-584, Cert 48 , Pat 330 Vol. 29, Atascosa County, Texas, more commonly referred to as the Rogers “C” Lease, Well #5, as to and only as to those rights from the surface down to 100 feet below the base of the Olmos-D-Reservoir as encountered at the subsurface depth of 3,566 feet in The Texaco Jane Burns “B” Well No. 28, save and except the northeast 102.4 acres thereof, the southwest line of which is parallel with the northeast line of said survey; Subject to Oil, Gas and Mineral Lease, dated July 27, 1951, from Theo Rogers and wife Veta Rogers, and K.T. Tidwell and wife Olga Tidwell and to Miller Royalty Company and C.C. Dauchy, recorded in Volume 209, page 581, Deed Records of Atascosa County, Texas.

TRACT 2: Jane Burns "C" Lease Tract 2: 160 acres of land, more or less. being the north 160 acres. in the form of a square, of the Francis Oerelling Survey No. 1336, A-532 and A-654, Frio and Atascosa Counties, Texas, and the northeast and northwest lines of this 160-acre tract lying upon the northeast and northwest lines respectively of said survey, and the southeast and southwest lines of the 160-acre tract being parallel with the northwest and northeast lines respectively, of said survey, as to and only as to those rights from the surface down to 100 feet below the base of the Olmos -D- Reservoir as encountered at the subsurface depth of 3,566 feet in the Texaco Jane Burns "B" Well No. 28.

Item 4. Item Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 12, 2015 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) members of our Board of Directors, and or (iii) our executive officers. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of beneficial owner	Amount and nature of beneficial ownership(1)	Percent of class

Common Stock	Zheng Xiang Wu (2) Central office at 9th Floor Amtel Building 148 Des Voeux Road Central, Hong Kong China	94,000,000	76.64%

Common Stock	Huang Yu Gao Xin Kai Fa Qu Gao Xin Si Lu Zhong Jian San Ju Rong He Tian Yu Xiang Mu Bu, Liu Zhou Guang Xi, China	-0-	-

Common Stock	Joe M. Seabourn 2925 Robertson Dr. Abilene, Texas 79606	-0-	-

Common Stock	Robert A. Wiener 2537 s. Gessner, #201 Houston, Texas 77063	-0-	-

(1)
A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on June 12, 2015. As of June 12, 2015, there were 129,400,000 shares of our common stock issued and outstanding.

(2)	Zheng Xiangwu is the sole owner of Rise Fast Limited, a Hong Kong corporation, which owns 90 million shares of the Company’s common stock. Mr. Zheng owns 4,000,000 shares in his own name.

Item 5. Directors and Executive Officers

(a) – (b) Identification of Directors and Executive Officers.

The Company: The following individuals are members of the Company’s Board of Directors and executive officers; all of the members of the Board are appointed until their respective successor is elected or until their resignation.

Name	Age	Positions Held	Date of Appointment

Huang Yu	32	Member of the Board of Directors; President, Secretary and Treasurer	April 3, 2015

Joe M. Seabourn	64	Member of the Board of Directors	June 12, 2015

Robert A. Wiener	65	Member of the Board of Directors	June 12, 2015

(c) Identification of certain significant employees.

The Company currently does not have any significant employees. However, the Company will hire Mr. Seabourn as the Company’s Head Geologist and be paid a salary of $3,000 per month.

(d) Family relationships. None.

(e)  Business experience.

Mr. Huang Yu

From July 2010 through January 2015, Mr. Huang was employed, in different capacities, by the Chinese Construction Third Construction Company Limited, a construction company based in Guang Xi, China. From July 2010 through September 2012, he was an Assistant Engineer for the company; from October 2012 through October 2013, he worked as an Engineer; and from November 2013 through January 2015, Mr. Huang was the Chief Engineer and Operating Officer. Mr. Huang graduated from the Inner Mongolia University of Science and Technology with a Bachelor's Degree in 2009. Mr. Huang has not served as an officer or director of any other SEC registered company.

Mr. Yu has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Joe M. Seabourn – Member of the Board of Directors

Mr. Seabourn, age 64, has been an officer of U.S. Energy – Resources LLC, based in Abilene, Texas, since 2000, which presently is acquiring land holds and leases to drill near Sylvester, Texas. Mr. Seabourn has over 30 years of experience working refinery up-grade design flow process and feasibility studies for Nigeria, Ecuador, Mongolia and Republic of Congo. He is currently using his strategic alliances to establish working joint ventures and partnerships in Libya, North Africa. Mr. Seabourn also served in the US Army 101st Airbornne from 1968 to 1972 and was awarded four Bronze Stars. Mr. Seabourn also received a patent for Diverter Valve for Offshore Drilling Applications.

Mr. Seabourn has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act. Mr. Seabourn will be employed by the Company as Head Geologist and will receive a salary of $3,000 per month.

Mr. Robert A. Wiener – Member of the Board of Directors

Mr. Wiener, age 65, received his Bachelors in Science, Geology, in 1973, University of Rhode Island. He spent his senior year at the Middle East Technical University, Ankara, Turkey in a cooperative program with the University of Rhode Island.

From October 2012, Mr. Wiener has been President of Goh Exploration, Inc., which is in the business of interpreting new 3D data set on-shore Southern Basin for Petrotrin (a petroleum company of Trinidad and Tobago) with Getz Exploration Consultants that generates significant overthrust and subthrust prospects. The focus of his work through Goh Exploration is the development of techniques to interpret poor data and develop new models of tectonic framework. Mr. Wiener has worked with a wide range of international companies, from some that are in the start-up phase and up to meeting the President of Republic of Congo to propose industrial and exploration projects. He has worked with private businessman to review Niger’s Agadem Area as well as other international projects. From October 2009 to October 2012, Mr. Wiener worked to generate Hackberry and Miocene prospects in southwest Louisiana and helped sell leases.

Mr. Wiener has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act. The Company has agreed to engage Mr. Wiener as a consultant on a continuing basis, reviewing all rework projects on the wells and new lease purchases, at his ongoing rate of $200 per hour.

(f) Involvement in certain legal proceedings.

None of the Company’s executive officers or directors have been involved in any legal proceedings during the past five (5) years.

(g) Promoters and control persons.

Mr. Zheng Xiangwu is the Company’s controlling shareholder. Mr. Zheng has not been a party to any legal proceedings at any time during the past five (5) years.

Item 6. Executive Compensation

The Company has not paid any compensation to any of its officers or directors and does not have any agreements in place or understandings to pay any compensation to its officers and directors.

Item 7. Certain Relationships and Related Transactions and Director Independence

Other than as described below, neither the Company has not engaged in any transactions with any of its related persons.

On June 10, 2015, the Company entered into a Asset Purchase Agreement (the “Share Exchange Agreement”) with Mr. Zheng Xiangwu, a resident of Guang Dong Province, China, whereby the Company issued 4 million shares of its common stock in exchange for one hundred percent interest in certain oil and gas leases giving the holder the right to produce oil and gas from an aggregate of 515 acres located in Frio and Atascosa Counties, Texas.

Mr. Zheng is the sole owner of Rise Fast Limited, a Hong Kong corporation, which is the majority shareholder of the Company and, prior to this transaction, owns a total of 90 million shares of the Company’s common stock. As a result of this transaction, Mr. Zheng will control 72.64% of the Company’s issued and outstanding shares.

Item 8. Legal Proceedings

None.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Not applicable.

Item 10. Recent Sales of Unregistered Securities

As discussed above under Item 7. Certain Relationships and Related Transactions and Director Independence, on June 12, 2015, the Company issued 4 million shares of its common stock to Mr. Zheng in exchange for assignment of certain oil and gas leases.

The foregoing issuance of securities was exempt from registration pursuant to Rule 506 of Regulation D. Neither we nor any person acting on our behalf offered or sold these securities by any form of general solicitation or general advertising. The shares sold are restricted securities and the certificates representing these shares have been affixed with a standard restrictive legend, which states that the securities cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom. Mr. Zheng represented to the Company that he was purchasing the securities for his own account and not for the account of any other persons. Mr. Zheng was provided with written disclosure that the securities have not been registered under the Securities Act of 1933 and therefore cannot be sold without registration under the Securities Act of 1933 or an exemption therefrom.

Item 11. Description of Registrant’s Securities to be Registered

General

Our authorized share capital consists of 300,000,000 shares of common stock, par value $0.001 per share.  As of the date hereof, 129,400,000 shares of our common stock were outstanding. We do not have any authorized class of preferred stock.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

Our transfer agent is Globex Transfer, LLC, 780 Deltona Boulevard, Suite 202, Deltona, Florida 32725.

Item 12. Indemnification of Directors and Officers

Section 78.7502 of the Nevada Corporate Law provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnity has met the applicable standard of conduct. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 13. Financial Statements and Supplementary Data

Reference is made to the statements revenues and unaudited pro forma financial information relating to the Leases contained in Item 9.01 of this Current Report on Form 8-K, which is incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15. Financial Statements and Exhibits

(a) Financial statements:

Audited Statements of Revenues and Direct Operating Expenses of the Theo Rogers “A”, “C”, and “D” Lease and the Jane “C” Burns Lease for the period from April 1, 2013 to March 31, 2014 and the period from April 1, 2014 to March 31, 2015 are filed as Exhibit 99.1.

Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2014, unaudited Pro Forma Condensed Statement of Operations for the twelve months ended March 31, 2014 and unaudited Pro Forma Condensed Statement of Operations for the Period April 1, 2014 to December 31, 2014 are filed as Exhibit 99.2.

(b) Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

3.2 Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

10.1 Asset Purchase Agreement, among the Registrant, Zheng Qiangwu and Nelaco Operating Inc., dated June 10, 2015.

99.3 Estimated Reserves and Future Net Revenue Report.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective June 11, 2015, the Company’s Board of Directors expanded the number of members of the Board of Directors to two (2) and elected Joe M. Seabourn and Robert A. Wiener as a members of the Board of Directors to fill the vacancies caused by the expansion of the Board.

Biographies

Mr. Joe M. Seabourn – Member of the Board of Directors

Mr. Seabourn, age 64, has been an officer of U.S. Energy – Resources LLC, based in Abilene, Texas, since 2000, which presently is acquiring land holds and leases to drill near Sylvester, Texas. Mr. Seabourn has over 30 years of experience working refinery up-grade design flow process and feasibility studies for Nigeria, Ecuador, Mongolia and Republic of Congo. He is currently using his strategic alliances to establish working joint ventures and partnerships in Congo, Central Africa. Mr. Seabourn also served in the US Army 101st Airbornne from 1968 to 1972 and was awarded four Bronze Stars. Mr. Seabourn also received a patent for Diverter Valve for Offshore Drilling Applications.

Mr. Seabourn has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

Mr. Robert A. Wiener – – Member of the Board of Directors

Mr. Wiener, age 65, received his Bachelors in Science, Geology, in 1973, University of Rhode Island. He spent his senior year at the Middle East Technical University, Ankara, Turkey in a cooperative program with the University of Rhode Island.

From October 2012, Mr. Wiener has been President of Goh Exploration, Inc., which is in the business of interpreting new 3D data set on-shore Southern Basin for Petrotrin (a petroleum company of Trinidad and Tobago) with Getz Exploration Consultants that generates significant overthrust and subthrust prospects. The focus of his work through Goh Exploration is the development of techniques to interpret poor data and develop new models of tectonic framework. Mr. Wiener has worked with a wide range of international companies, from some that are in the start-up phase and up to meeting the President of Republic of Congo to propose industrial and exploration projects. He has worked with private businessman to review Niger’s Agadem Area as well as other international projects. From October 2009 to October 2012, Mr. Wiener worked to generate Hackberry and Miocene prospects in southwest Louisiana and helped sell leases.

Mr. Wiener has not held a directorship in any company with a class of securities registered pursuant to section 12 of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the requirements of section 15(d) of the Exchange Act.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On June 12, 2015, the Company completed the acquisition of certain oil and gas leases pursuant to an Asset Purchase Agreement. As a result of the completion of this acquisition, 4 million shares of the Company’s common stock were issued to Mr. Zheng Xiangwu, which is the owner of the Company’s largest shareholder, Rise Fast Limited, a Hong Kong corporation. The number of shares issued to Mr. Zheng was determined valuing the oil and gas assets at their historical cost of $160,000 and the shares issued to Mr. Zheng at $0.04 per share.

The completion of the Company’s acquisition of the oil and gas leases has resulted in the Company cease being a “shell company” as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Due to the fact that prior to the acquisition the Company was regarded as a shell company, the Company has included below the information that would be required if the Company were filing a general form for registration of securities on From 10 under the Securities Exchange Act of 1934.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements:

Audited Statements of Revenues and Direct Operating Expenses of the Theo Rogers “A”, “C”, and “D” Lease and the Jane “C” Burns Lease for the period from April 1, 2013 to March 31, 2014 and the period from April 1, 2014 to March 31, 2015 are filed as Exhibit 99.1.

Unaudited Pro Forma Condensed Balance Sheet as of December 31, 2014, unaudited Pro Forma Condensed Statement of Operations for the twelve months ended March 31, 2014 and unaudited Pro Forma Condensed Statement of Operations for the Period April 1, 2014 to December 31, 2014 are filed as Exhibit 99.2.

(b) Exhibits.

3.1 Articles of Incorporation of the Registrant incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

3.2 Bylaws of Registrant incorporated by reference to Exhibit 3.2 to the Registrant’s registration statement on Form S-1 filed with the SEC on May 20, 2014, file number 333-196109.

10.1 Asset Purchase Agreement, among the Registrant, Zheng Qiangwu and Nelaco Operating Inc., dated June 10, 2015.

99.3 Estimated Reserves and Future Net Revenue Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA RESOURCES EXPLORATION INC.

DATE: June 15, 2015

By: /s/ Huang Yu
Name: Huang Yu
Title: President